                                                                     Exhibit 3.1
                             ARTICLES OF ASSOCIATION
                                       OF
                           FIRST SECURITY BANK OF UTAH
                              NATIONAL ASSOCIATION
                                  (As Amended)
                                  June 17, 1996


     FIRST. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "First Security Bank, National Association."

     SECOND. The place where the main banking house or office of this Association shall be located shall be Ogden, County of Weber, State of Utah.
Its general business and its operations of discount and deposit shall also be carried on in said city, and the branch or branches established or maintained by it in accordance with the provisions of Section 36 of Title 12, United States Code. The Board of Directors shall have the power to change the location of the main office of this Association (i) to any other authorized branch location within the limits of Ogden, Utah, without the approval of the shareholders of this Association and upon notice to the Comptroller of the Currency or, (ii) to any other place within Ogden, Utah, or within thirty (30) miles of Ogden, Utah, with the approval of the shareholders and the Comptroller of the Currency. The Board of Directors shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

     THIRD. The Board of Directors of the consolidated association shall consist of not less than five (5) nor more than twenty-five (25) persons.

     FOURTH. There shall be an annual meeting of the shareholders the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office of the Bank or other convenient place as the Board of Directors may designate, on the third Monday of March of each year, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, PROVIDED, HOWEVER, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;

(c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the voting inspectors may disregard all votes cast for each such nominee.

     FIFTH. The authorized amount of capital stock of this association shall be one hundred million dollars ($100,000,000.00), divided into 4,000,000 shares of common stock of the par value of Twenty-five Dollars ($25.00) each; provided, however, that said capital stock may be increased or decreased from time to time, in accordance with the provision of the laws of the United States. The shareholders of this Association shall not have any preemptive rights to acquire unissued shares of this Association.

     SIXTH.    (1)  The Board of Directors shall appoint one of its members
President of this Association. It may also appoint a Chairman of the Board, and one or more Vice Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents, at least one of whom shall also be a member of the Board of Directors, and who shall be authorized, in the absence of the President, to perform all acts and duties pertaining to the office of the President; to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers and employees of this Association, and to dismiss any of such officers or employees and appoint others to take their place.

               (2) The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

               (3) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association or is or was serving at the request of the Association as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, estate or other enterprise or was acting in furtherance of the Association's business shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; provided, however, no indemnification shall be given to a person adjudged guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts or where there is a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Association. The termination of any action, suit or proceeding by judgment, order, settlement, or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association.

               (4) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association (such action or suit being known as a "derivative proceeding") to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Association or is or was serving at the request of the Association as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, estate or other enterprise shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; provided, however, that no indemnification shall be given where there is a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Association; and provided further that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Association, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               (5) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (3) or (4) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

               (6)  Any indemnification under (3) or (4) of this Article
(unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a reasonable determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (3) or (4) of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (c) by the stockholders.

               (7) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (6) of this Article (i) if the Board of Directors determines, in writing, that (1) the director, officer, employee or agent has a substantial likelihood of prevailing on the merits; (2) in the event the director, officer, employee or agent does not prevail, he or she will have the financial capability to reimburse the Association; and (3) payment of expenses by the Association will not adversely affect its safety and soundness; and (ii) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Association as authorized in this Article.

               (8) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors, successors in interest, and administrators of such a person.

     SEVENTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

     EIGHTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time: Provided, however, that unless otherwise provided by law, not less than ten days prior to the date of fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association. These Articles of Association may be amended at any regular or special meeting of the Shareholders by the affirmative note of the shareholders owning at least a majority of the stock of this Association, subject to the provisions of the banking laws of the United States. The notice of any shareholders' meeting, at which an amendment to the Articles of Association of this Association is to be considered shall be given as hereinabove set forth.

               CERTIFICATE OF AMENDMENT OF ARTICLES OF ASSOCIATION

                          OF FIRST SECURITY BANK, N.A.


          The undersigned, the Secretary to the Board of Directors of First Security Bank, N.A., formerly known as First Security Bank of Utah, N.A., a banking association organized and existing under the laws of the United States, does hereby certify:

          1. That I am the Secretary to the Board of Directors of First Security Bank, N.A. and that I have been appointed and am presently serving in that capacity in accordance with the bylaws of the Bank.

          2. That at a meeting of the Board of Directors of First Security Bank, N.A. held on the 20th day of May, 1996, resolutions were adopted setting forth certain amendments to the Articles of Association of said Bank, declaring said amendments to be advisable and instructing the officers of the Bank to give notice that the amendments would be voted upon by the shareholders of the Bank at a special meeting.

          3. Pursuant to the resolution of its Board of Directors, notice of a special meeting of the shareholders to be held on the 17th day of June, 1996, and that the proposed amendments would be voted upon at such meeting, was duly given and said meeting called and held, at which meeting in excess of 2/3 of the shares outstanding of the Bank were voted in favor of the amendments.

          4. That said amendments were duly adopted in accordance with the provisions of 12 U.S.C. 21a.

          5. The resolutions setting forth the proposed amendments and the amendments as officially adopted, are as follows:

               WHEREAS, this Board of Directors has determined that it is in the best interests of the Association and its shareholders to change the name of the Association to First Security Bank, National Association.

               NOW, THEREFORE, BE IT RESOLVED: That the name of the Association be changed to First Security Bank, N.A.

               RESOLVED FURTHER: That Article First of the Articles of Association be deleted in its entirety and replaced with the following:

                    FIRST.  THE TITLE OF THIS ASSOCIATION, WHICH SHALL CARRY ON
               THE BUSINESS OF BANKING UNDER THE LAWS OF THE UNITED STATES, SHALL BE "FIRST SECURITY BANK, NATIONAL ASSOCIATION."

               WHEREAS, this Board of Directors has determined that it is in the best interests of the Association and its shareholders to increase the authorized capital of the Association to $100,000,000 divided into 4,000,000 shares, having a par value of Twenty-Five Dollars ($25.00) per share.

               NOW, THEREFORE, BE IT RESOLVED: That the authorized capital stock of the Association be increased to $100,000,000 divided into 4,000,000 shares, each having a par value of Twenty-Five Dollars ($25.00) per share.

               RESOLVED FURTHER: That Article Fifth of the Articles of Association be deleted in its entirety and replaced with the following:

                    FIFTH.  THE AUTHORIZED AMOUNT OF CAPITAL STOCK OF THIS
               ASSOCIATION SHALL BE ONE HUNDRED MILLION DOLLARS ($100,000,000.00) DIVIDED INTO 4,000,000 SHARES OF COMMON STOCK OF THE PAR VALUE OF TWENTY-FIVE DOLLARS ($25.00) EACH; PROVIDED, HOWEVER, THAT SAID CAPITAL STOCK MAY BE INCREASED OR DECREASED FROM TIME TO TIME, IN ACCORDANCE WITH THE PROVISION OF THE LAWS OF THE UNITED STATES. THE SHAREHOLDERS OF THIS ASSOCIATION SHALL NOT HAVE ANY PRE-EMPTIVE RIGHTS TO ACQUIRE UNISSUED SHARES OF THIS ASSOCIATION.

               WHEREAS, this Board of Directors has determined that it is in the best interests of the Association and its shareholders to amend Subsections (3), (4) and (7) of Article Sixth to conform such sections to the laws of the United States on indemnification of directors and officers.

               RESOLVED: That Subsections (3), (4), and (7) of Article Sixth of the Articles of Association be deleted in their entirety and replaced with the following:

                    (3) EACH PERSON WHO WAS OR IS A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, ADMINISTRATIVE OR INVESTIGATIVE (OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE ASSOCIATION) BY REASON OF THE FACT THAT HE IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE ASSOCIATION OR IS OR WAS SERVING AT THE REQUEST OF THE ASSOCIATION AS A DIRECTOR, OFFICER, EMPLOYEE, FIDUCIARY OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST, ESTATE OR OTHER ENTERPRISE OR WAS ACTING IN FURTHERANCE OF THE ASSOCIATIONS'S BUSINESS SHALL BE INDEMNIFIED AGAINST EXPENSES (INCLUDING ATTORNEY'S FEES), JUDGMENTS, FINES AND AMOUNTS PAID IN SETTLEMENT ACTUALLY AND REASONABLY INCURRED BY HIM IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IF HE ACTED IN GOOD FAITH AND IN A MANNER HE REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE ASSOCIATION; PROVIDED, HOWEVER, NO INDEMNIFICATION SHALL

               BE GIVEN TO A PERSON ADJUDGED GUILTY OF, OR LIABLE FOR, WILLFUL MISCONDUCT, GROSS NEGLECT OF DUTY, OR CRIMINAL ACTS OR WHERE THERE IS A FINAL ORDER ASSESSING CIVIL MONEY PENALTIES OR REQUIRING AFFIRMATIVE ACTION BY SUCH PERSON IN THE FORM OF PAYMENTS TO THE ASSOCIATION. THE TERMINATION OF ANY ACTION, SUIT OR PROCEEDING BY JUDGMENT, ORDER, SETTLEMENT, OR ITS EQUIVALENT, SHALL NOT OF ITSELF, CREATE A PRESUMPTION THAT THE PERSON DID NOT ACT IN GOOD FAITH AND IN A MANNER WHICH HE REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE ASSOCIATION.

                    (4) EACH PERSON WHO WAS OR IS A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY THREATENED, PENDING OR COMPLETED ACTION OR SUIT BY OR IN THE RIGHT OF THE ASSOCIATION (SUCH ACTION OR SUIT BEING KNOWN AS A "DERIVATIVE PROCEEDING") TO PROCURE A JUDGMENT IN ITS FAVOR BY REASON OF THE FACT THAT HE IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE ASSOCIATION OR IS OR WAS SERVING AT THE REQUEST OF THE ASSOCIATION AS A DIRECTOR, OFFICER, EMPLOYEE, FIDUCIARY OR AGENT OF ANOTHER CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST, ESTATE OR OTHER ENTERPRISE SHALL BE INDEMNIFIED AGAINST EXPENSES (INCLUDING ATTORNEY'S FEES) ACTUALLY AND REASONABLY INCURRED BY HIM IN CONNECTION WITH THE DEFENSE OR SETTLEMENT OF SUCH ACTION OR SUIT IF HE ACTED IN GOOD FAITH AND IN A MANNER HE REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE ASSOCIATION; PROVIDED, HOWEVER, THAT NO INDEMNIFICATION SHALL BE GIVEN WHERE THERE IS A FINAL ORDER ASSESSING CIVIL MONEY PENALTIES OR REQUIRING AFFIRMATIVE ACTION BY SUCH PERSON IN THE FORM OF PAYMENTS TO THE ASSOCIATION; AND PROVIDED FURTHER THAT NO INDEMNIFICATION SHALL BE MADE IN RESPECT OF ANY CLAIM, ISSUE OR MATTER AS TO WHICH SUCH PERSON SHALL HAVE BEEN ADJUDGED TO BE LIABLE FOR NEGLIGENCE OR MISCONDUCT IN THE PERFORMANCE OF HIS DUTY TO THE ASSOCIATION, UNLESS AND ONLY TO THE EXTENT THAT THE COURT IN WHICH SUCH ACTION OR SUIT WAS BROUGHT SHALL DETERMINE UPON APPLICATION THAT, DESPITE THE ADJUDICATION OF LIABILITY BUT IN VIEW OF ALL CIRCUMSTANCES OF THE CASE, SUCH PERSON IS FAIRLY AND REASONABLY ENTITLED TO INDEMNITY FOR SUCH EXPENSES WHICH SUCH COURT SHALL DEEM PROPER.

                    (7) EXPENSES INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING MAY BE PAID BY THE ASSOCIATION IN ADVANCE OF THE FINAL DISPOSITION OF SUCH ACTION, SUIT OR PROCEEDING AS AUTHORIZED IN THE MANNER PROVIDED IN (6) OF THIS ARTICLE (i) IF THE BOARD OF DIRECTORS DETERMINES, IN WRITING, THAT (1) THE DIRECTOR, OFFICER, EMPLOYEE OR AGENT HAS A SUBSTANTIAL LIKELIHOOD OF PREVAILING ON THE MERITS; (2) IN THE EVENT THE DIRECTOR, OFFICER, EMPLOYEE OR AGENT DOES NOT PREVAIL, HE OR SHE WILL HAVE THE FINANCIAL CAPABILITY TO REIMBURSE THE ASSOCIATION; AND (3) PAYMENT OF EXPENSES BY THE ASSOCIATION WILL NOT ADVERSELY AFFECT ITS SAFETY AND SOUNDNESS; AND (ii) UPON RECEIPT OF AN UNDERTAKING BY OR ON

               BEHALF OF THE DIRECTOR, OFFICER, EMPLOYEE OR AGENT TO REPAY SUCH AMOUNT UNLESS IT SHALL ULTIMATELY BE DETERMINED THAT HE IS ENTITLED TO BE INDEMNIFIED BY THE ASSOCIATION AS AUTHORIZED IN THIS ARTICLE.

               WHEREAS, Subsection (9) of Article Sixth of the Articles of Association provides that:

                    (9) THE BOARD OF DIRECTORS SHALL HAVE THE POWER TO CHANGE THE LOCATION OF THE MAIN OFFICE OF THIS ASSOCIATION TO ANY OTHER PLACE WITHIN THE LIMITS OF SALT LAKE CITY, UTAH, WITHOUT THE APPROVAL OF THE SHAREHOLDERS OF THIS ASSOCIATION BUT SUBJECT TO THE APPROVAL OF THE COMPTROLLER OF THE CURRENCY; AND SHALL HAVE THE POWER TO CHANGE THE LOCATION OF ANY BRANCH OR BRANCHES OF THIS ASSOCIATION TO ANY OTHER LOCATION, WITHOUT THE APPROVAL OF THE SHAREHOLDERS OF THIS ASSOCIATION BUT SUBJECT TO THE APPROVAL OF THE COMPTROLLER OF THE CURRENCY.

               WHEREAS, this Board of Directors has determined that it is in the best interests of the Association and its shareholders to delete Subsection (9) of Article Sixth in its entirety and to amend Article Second to include authorization on the part of the Board of Directors to change the location of the main office of the Association and/or any branch or branches of the Association in accordance with all applicable laws.

               NOW, THEREFORE, BE IT RESOLVED: That Subsection (9) of Article Sixth of the Articles of Association be deleted in its entirety.

               FURTHER RESOLVED: That Article Second of the Articles of Association be amended by inserting the following at the end of Article Second:

               THE BOARD OF DIRECTORS SHALL HAVE THE POWER TO CHANGE THE LOCATION OF THE MAIN OFFICE OF THIS ASSOCIATION (i) TO ANY OTHER AUTHORIZED BRANCH LOCATION WITHIN THE LIMITS OF OGDEN, UTAH, WITHOUT THE APPROVAL OF THE SHAREHOLDERS OF THIS ASSOCIATION AND UPON NOTICE TO THE COMPTROLLER OF THE CURRENCY OR, (ii) TO ANY OTHER PLACE WITHIN OGDEN, UTAH, OR WITHIN THIRTY (30) MILES OF OGDEN, UTAH, WITH THE APPROVAL OF THE SHAREHOLDERS AND THE COMPTROLLER OF THE CURRENCY. THE BOARD OF DIRECTORS SHALL HAVE THE POWER TO CHANGE THE LOCATION OF ANY BRANCH OR BRANCHES OF THIS ASSOCIATION TO ANY OTHER LOCATION, WITHOUT THE APPROVAL OF THE SHAREHOLDERS OF THIS ASSOCIATION BUT SUBJECT TO THE APPROVAL OF THE COMPTROLLER OF THE CURRENCY.

          DATED this 27th day of August, 1996.

                                   FIRST SECURITY BANK, N.A.



                                   By /s/ Brad D. Hardy
                                      -------------------------------------
                                          Brad D. Hardy, Secretary to
                                          the Board of Directors


                                 ACKNOWLEDGMENT

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

          Be it remembered that on this 27th day of August, 1996, personally appeared before me, a notary public in and for the county and state aforesaid, Brad D. Hardy, personally known by me to be the Secretary to the Board of Directors of First Security Bank, N.A., and after being first duly sworn stated that he has duly executed the above certificate on behalf of First Security Bank, N.A. and did this in his capacity as Secretary to the Board of Directors of that Bank.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 27th day of August, 1996.


                                   /s/ Jeanine Atkin
                                   ----------------------------------------
                                   Notary Public
                                   Residing at Salt Lake County, Utah

My Commission Expires:
                                   [SEAL]

     8-8-2000
-------------------------


                              Date Accepted:      September 3, 1996
                                             -----------------------------------

                                         By: /s/ John C. Beers
                                             -----------------------------------
                                             JOHN C. BEERS
                                             Acting Director for Bank
                                             Supervision (Analysis & Specialty
                                             Examinations) Western District -
                                             OCC